Exhibit 3.2

BYLAWS

OF

THE SEIBELS BRUCE GROUP, INC.

A SOUTH CAROLINA CORPORATION

May 10, 2000

ARTICLE 1:  OFFICES

Section 1:                                            Registered Office and Agent.  The registered office of the corporation shall be at 1501 Lady Street, Columbia, South Carolina.

Section 2:                                            Other Offices.  The corporation may also have offices at such other places both within and without the State of South Carolina as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE 2:  SHAREHOLDERS

Section 1:                                            Place of Meetings.  Meetings of shareholders shall be held at the time and place, within or without the State of South Carolina, stated in the notice of the meeting or in a waiver of notice.

Section 2:                                            Annual Meeting.  An annual meeting of the shareholders shall be held each year at 11:00 a.m. on the third Wednesday in May, or such other date and time as the Board of Directors shall designate and state in the notice of the meeting.  At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

Section 3:                                            Voting List.  At least ten days prior to each meeting of the shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books.  The list, for a period of ten days prior to the meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder during the whole time of the meeting.

Section 4:                                            Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, or by these bylaws, may be called by the president, the chairman of the board of directors, or a majority of the board of directors.  Business transacted at a special meeting shall be confined to the purposes stated in the notice of the meeting.

Section 5:                                            Notice.  Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten working days nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman, the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed delivered when deposited with postage prepaid in the United States mail, addressed to the shareholder at the address appearing on the stock transfer books of the corporation.  No failure or irregularity of notice of any regular meeting shall invalidate the same or any proceeding thereat.

Section 6:                                            Quorum.  The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at meetings of shareholders for the transaction of business except as otherwise provided by statute, by the articles of incorporation or by these bylaws.  If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7:                                            Majority Vote; Withdrawal of Quorum. Except in regards to the election of directors, when a quorum is present at a meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before the meeting, unless the question is one which, by express provision of the statutes, the articles of incorporation, or these bylaws, a higher vote is required in which case the express provision shall govern.  Directors shall be elected by plurality vote of the shareholders.  The shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough shareholders to leave less than a quorum.

Section 8:                                            Method of Voting.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the articles of incorporation limit or deny the voting rights of the shares of any class of classes, or to the extent that the board of directors pursuant to the authority contained in the articles of incorporation, may designate one or more classes of stock without voting rights.  At any meeting of the shareholders, every shareholder having the right to vote may vote either in person or by proxy.  A shareholder may appoint a proxy to vote or otherwise act for him by signing any appointment form, either personally or by his attorney-in-fact, which may be delivered by some form of electronic transmission appearing to have been transmitted or authorized by the shareholder or his attorney-in-fact.  No proxy shall be valid after the expiration of eleven months from the date of its execution.  Every proxy shall be filed with the secretary of the corporation or other officer or agent authorized to tabulate votes prior to or at the time of the meeting.  Voting for directors shall be in accordance with Article 3, Section 3, of these bylaws.  Any vote may be taken by voice or by hands unless someone entitled to vote objects, in which case written ballots shall be used.

Section 9:                                            Record Date; Closing Transfer Books.  The board of directors shall fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten nor more than seventy days prior to the meeting and the board of directors shall close the stock transfer books for such purpose on such record date.

ARTICLE 3:  DIRECTORS

Section 1:                                            Management.  The business and affairs of the corporation shall be managed by the board of directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not (by statute or by the articles of incorporation or by these bylaws) directed or required to be done or exercised by the shareholders.

Section 2:                                            Number, Classification and Election of Directors.  The board of directors shall be limited to a maximum of twenty-one directors, with the precise number thereof to be fixed as the board shall from time to time resolve.  The members of the board of directors need not be shareholders nor need they be residents of any particular state.  The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each consisting of any approximately equal number of directors, and each director of the corporation shall hold office until his successor shall be elected and shall qualify.  At the first annual meeting of the shareholders, the directors of the first class shall be elected for a term to expire at the next subsequent annual meeting of shareholders; the directors of the second class shall be elected for a term expiring at the second subsequent annual meeting of shareholders; the directors of the third class shall be elected for a term expiring at the third subsequent annual meeting of shareholders; and at each annual meeting thereafter the successors to the class of directors whose terms shall expire at that time shall be elected to hold office for the term of three years, so that the term of office of one class of directors shall expire in each year.

Section 3:                                            Election of Directors.  Directors shall be elected by plurality vote.  Cumulative voting shall be permitted if a shareholder entitled to vote and desiring to cumulate his votes shall make his intention known before the voting for directors shall commence.  This being done, all shareholders entitled to vote at such meeting shall without further notice be entitled to cumulate their votes.

Section 4:                                            Removal of Directors.

(a)                                                          Directors may be removed without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors, such vote being taken at a meeting of the shareholders called for that purpose at which the holders of eighty percent (80%) of the shares entitled to vote are present in person or represented by proxy.  No amendment, alteration, change or repeal of this subparagraph (a) of Article 3, Section 4, may be effected unless it is first approved by the affirmative vote of holders of not less than eighty percent (80%) of each class of shares of the corporation entitled to vote thereon.

(b)                                                         Directors may be removed for cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors, such vote being taken at a meeting of the shareholders called for that purpose at which a quorum as provided in Article 2, Section 6, is present.

Section 5:                                            Vacancies.  Any vacancy occurring in the board of directors, whether by increase in the number of directors or by death, resignation, removal, or otherwise may be filled by the affirmative vote of a majority of the remaining directors then in office for a term ending at the next annual meeting of the shareholders of the corporation.

Section 6:                                            Chairman of the Board.  The office of the chairman of the board may be filled by the board at its pleasure by the election of one of its members to the office.  The chairman shall preside at all meetings of the board and of the shareholders, and shall perform such other duties as may be assigned to him by the board of directors.

Section 7:                                            Place of Meetings.  Meetings of the board of directors, regular or special, may be held either within or without the State of South Carolina.

Section 8:                                            Regular Meetings.  Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

Section 9:                                            Special Meetings.  Special meetings of the board of directors may be called without notice by the chairman, the president, or any executive vice president.

Section 10:                                      Telephone and Similar Meetings.  Directors may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 11:                                      Quorum; Majority Vote.  At meetings of the board of directors, a majority of the number of directors then in office shall constitute a quorum for the transaction of business.  The acts of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically provided by statute, the articles of incorporation, or these bylaws.  If a quorum is not present at a meeting of the board of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 12:                                      Compensation.  By resolution of the board of directors, the directors may be paid their expenses, if any, for attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of the executive committee, audit committee, or of special or standing committees may, by resolution of the board of directors, be allowed compensation for attending committee meetings.

Section 13:                                      Procedure.  The board of directors shall keep regular minutes of its proceedings.  The minutes shall be placed in the minute book of the corporation.

Section 14:                                      Action Without Meeting.  Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed before or after the action by all the members of the board of directors.  Such consent shall have the same force and effect as a unanimous vote at a meeting.  The signed consent, or a signed copy, shall be placed in the minute book.

ARTICLE 4:  EXECUTIVE COMMITTEE; AUDIT COMMITTEE;

COMPENSATION COMMITTEE; INVESTMENT COMMITTEE;

NOMINATING COMMITTEE; OTHER COMMITTEES

Section 1:                                            Executive Committee.

(a)                                                          The board may create an executive committee and appoint three or more directors to serve on it.  The committee as so constituted shall, except as limited by law or by the board, have and may exercise all of the authority of the board.  The directors so appointed shall serve at the pleasure of the board.

Section 2:                                            Audit Committee.

(a)                                                          Number; Qualification; Term.  The audit committee shall consist of three or more directors, none of whom shall be employed by the corporation in any capacity other than as a director.  The audit committee shall serve at the pleasure of the board of directors.

(b)                                                         Authority.  The audit committee, to the extent provided in such resolution, shall select and nominate for consideration of the board of directors independent auditors of the corporation, shall be responsible for the arrangements for and scope of the independent examination of the financial records of the corporation by such auditors, shall give appropriate consideration to the controls of such audit, and shall perform such other duties and assume such additional responsibility as may from time to time be placed upon it by the board of directors.

Section 3:                                            Compensation Committee.

(a)                                                          Number; Qualification; Term.  The compensation committee shall consist of three or more directors.  The compensation committee shall serve at the pleasure of the board of directors.

(b)                                                         Authority.  The compensation committee shall consider and recommend to the board the compensation to be paid in cash and other benefits to be provided directors and certain executive officers of the corporation, and shall perform such other duties and assume such additional responsibility as may from time to time be placed upon it by the board of directors.

Section 4:                                            Investment Committee.

(a)                                                          Number; Qualification; Term.  The investment committee shall consist of three or more directors.  The investment committee shall serve at the pleasure of the board of directors.

(b)                                                         Authority.  The investment committee shall advise the directors and officers of the corporation with respect to investment of the corporation’s assets and to periodically review, evaluate, and report on the performance of the investments and the investment managers and advisors of the corporation and its subsidiaries, and shall perform such other duties and assume such additional responsibility as may from time to time be placed upon it by the board of directors.

Section 5:                                            Nominating Committee.

(a)                                                          Number; Qualification; Term.  The nominating committee shall consist of three or more directors.  The nominating committee shall serve at the pleasure of the board of directors.

(b)                                                         Authority.  The nominating committee shall consider and propose to the board persons to be directors of the corporation and to consider and propose to the board creation or elimination of positions and titles of officials of the corporation and changes in the number of positions to be filled, and shall perform such other duties and assume such additional responsibility as may from time to time be placed upon it by the board of directors.

Section 6:                                            Other Committees.

(a)                                                          The board may appoint such other committees as it deems appropriate, each consisting of three or more directors.  Any director may serve on any such other committee.  Any committee created under this section shall serve at the pleasure of the board.

(b)                                                         Any committee appointed under this section shall perform such duties and assume such responsibility as the board may delegate to it.

Section 7:                                            Meetings.  Time, place, and notice of committee meetings shall be as called and specified by the chief executive officer, the committee chairman, or any two members of each committee.

Section 8:                                            Quorum; Majority Vote.  At committee meetings, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business.  The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by statute, the articles of incorporation, or these bylaws.  If a quorum is not present at a meeting, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

Section 9:                                            Procedure.  The executive, audit, compensation, investment and nominating committees shall keep regular minutes of their proceedings and report the same to the board of directors at its next regular meeting.  The minutes of the proceedings of the executive, audit, compensation, investment and nominating committees shall be placed in the minute book of the corporation.

Section 10:                                      Action Without Meeting.  Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed before or after the action by all of the members of the committee.  Such consent shall have the same force and effect as a unanimous vote at a meeting.  The signed consent, or a signed copy, shall be placed in the minute book.

Section 11:                                      Telephone and Similar Meetings.  Committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 12:                                      Responsibility.  The designation of a committee and the delegation of authority to it shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

ARTICLE 5:  NOTICE

Section 1:                                            Method.  Whenever by statute, the articles of incorporation, these bylaws, or otherwise, notice is required to be given to a director, committee member, or security holder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given:           (a) in writing, by first class mail, postage prepaid, addressed to the director, committee member, or security holder at the address appearing on the books of the corporation; or  (b) in any other method permitted by law.  Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mail.

Section 2:                                            Waiver.  Whenever, by statute or the articles of incorporation or these bylaws, notice is required to be given to a security holder, committee member, or director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice.  Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE 6:  OFFICERS

Section 1:                                            Number; Qualification; Election; Term.

(a)                                                          The corporation shall have (1) a chief executive officer, president or chief operating officer, one or more vice presidents, a secretary, a treasurer and (2) such other officers and assistant officers as the board of directors may think necessary.

(b)                                                         Officers named by bylaw Article 6, Section 1(a) (1), shall be elected by the board of directors on the expiration of an officer’s term or whenever a vacancy exists.  Officers named in bylaw Article 6, Section 1 (a) (2) may be elected by the board at any meeting.

(c)                                                          Unless otherwise specified by the board at the time of election or appointment, or in an employment contract approved by the board, each officer’s term shall end at the first meeting of directors after the next annual meeting of shareholders.  He shall serve until the end of his term, or if earlier, his death, resignation, or removal.

(d)                                                         Any two or more offices may be held by the same person.

Section 2:                                            Removal.  Any officer elected or appointed by the board of directors may be removed by two-thirds (2/3) vote of the board of directors or the executive committee whenever, in its judgment, the best interests of the corporation will be served thereby.  Such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer shall not of itself create contract rights.

Section 3:                                            Vacancies.  Any vacancy occurring in any office of the corporation (by death, resignation, removal, or otherwise) may be filled by the board of directors.

Section 4:                                            Authority.  Officers shall have such authority and perform such duties in the management of the corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

Section 5:                                            Compensation.  The compensation of officers shall be fixed from time to time by the board of directors or as they may delegate.

Section 6:                                            Chief Executive Officer.  The position of chief executive officer may be filled by the board at its pleasure.  The chief executive officer shall be responsible for the general and active management of the business and affairs of the corporation, and shall see that all orders and resolutions of the board are carried into effect.  He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.  The board may also appoint an acting chief executive officer to assume the duties of the chief executive officer whenever the chief executive officer is temporarily unable to perform his duties or when the office of chief executive officer is vacant.

Section 7:                                            President.  The president shall preside at all meetings of the shareholders and the board in the absence of the chairman of the board, the chief executive officer, and the acting chief executive officer.  He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the chief executive officer may from time to time delegate.  In the event no other person is designated chief executive officer or acting chief executive officer, or in the event those offices are vacant either temporarily or otherwise, during such period the president shall assume the duties of those offices.

Section 8:                                            Chief Operating Officer.  The chief operating officer shall supervise and review the day to day operations of the corporation and its subsidiaries other than those operations that are reported directly to the chief executive officer, and recommend to the chief executive officer changes that he deems desirable or that he deems merit review by the board.  He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the chief executive officer or president may from time to time delegate.  In the event no other person is designated chief executive officer, acting chief executive officer and/or president, or in the event those offices are vacant either temporarily or otherwise, during such period the chief operating officer shall assume the duties of those offices.

Section 9:                                            Chief Financial Officer.  The chief financial officer shall be the corporation’s principal financial officer and shall supervise the investment and reinvestment of the corporation’s assets and review the management of the assets of the corporation and its subsidiaries and recommend to the chief executive officer changes that he deems desirable or that he deems merit review by the board. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the chief executive officer or president may from time to time delegate.  In the event no other person is designated chief executive officer, acting chief executive officer, president and/or chief operating officer, or in the event those offices are vacant either temporarily or otherwise, during such period the chief financial officer shall assume the duties of those offices.

Section 10:                                      Vice Presidents.  The executive vice president and vice presidents, in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the chief executive officer, president, chief operating officer and/or chief financial officer, perform the duties and have the authority and exercise the powers of such offices.  They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the chief executive officer or president may from time to time delegate.

Section 11:                                      Corporate Secretary.

(a)                                                          The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all votes, actions, and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive and other committees when required.

(b)                                                         He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors.

(c)                                                          He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the executive committee, affix it to any instrument requiring it.  When so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

(d)                                                         He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the chief executive officer or president may from time to time delegate.

Section 12:                                      Assistant Corporate Secretary.  The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary.  They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the chief executive officer or president may from time to time delegate.

Section 13:                                      Treasurer.

(a)                                                          The treasurer shall have custody of the corporation funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all monies and other valuables in the name and to the credit of the corporation in depositories designated by the board of directors.

(b)                                                         He shall disburse the funds of the corporation as ordered by the board of directors, and prepare financial statements as they direct.

(c)                                                          He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the chief executive officer or president may from time to time delegate.

(d)                                                         His books and accounts shall be opened at any time during business hours to the inspection of any director of the corporation.

Section 14:                                      Assistant Treasurer.  The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer.  They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the chief executive officer or president may from time to time delegate.

Section 15:                                      General Counsel.  The general counsel of the corporation shall prepare such contracts and agreements required in the business of the corporation as may be referred to him by its officers, and shall inspect and pass upon all such instruments presented to the corporation as may be of sufficient importance to justify such examination; also, he shall advise the officers of the corporation in all such legal matters pertaining to the affairs of the corporation as may require his consideration.  He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the chief executive officer or president may from time to time delegate.

ARTICLE 7:  CERTIFICATES AND SHAREHOLDERS

Section 1:                                            Certificates.  Certificates in the form determined by the board of directors shall be delivered representing all shares to which shareholders are entitled.  Certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued.  Each certificate shall state on its face the holder’s name, the number and class of shares, the par value, and such other matters as may be required by law.  It shall be signed by the president or a vice president and such other officer or officers as the board of directors shall designate, and may be sealed with the seal of the corporation or a facsimile thereof.  If a certificate is countersigned by a transfer agent, or an assistant transfer agent, or registered by a registrar (either of which is other than the corporation or an employee of the corporation), the signature of any officer may be facsimile.

Section 2:                                            Issuance.  Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the board of directors may determine from time to time.  Shares may not be issued until the full amount of the consideration has been paid as provided by law.

Section 3:                                            Payment of Shares.

(a)                                                          Kind.  The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the corporation), or property (tangible or intangible) actually received.  Neither promissory notes nor the promise of future services shall constitute payment of shares.

(b)                                                         Valuation.  In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received shall be conclusive.

(c)                                                          Effect.  When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and non-assessable.

(d)                                                         Allocation for Consideration.  The consideration received for shares shall be allocated by the board of directors, in accordance with law, between stated capital and capital surplus accounts.

Section 4:                                            Subscriptions.  Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the board of directors.  Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same series.  In case of default in the payment on any installment or call when payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due to the corporation.

Section 5:                                            Lien.  For any indebtedness of a shareholder to the corporation with respect to his stock, the corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

Section 6:                                            Lost, Stolen, or Destroyed Certificates.  The corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

(a)                                                          Claim.  Makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken; and

(b)                                                         Timely Request.  Requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

(c)                                                          Bond.  Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the corporation may direct, to indemnify the corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d)                                                         Other Requirements.  Satisfies any other reasonable requirements imposed by the corporation.

When a certificate has been lost, apparently destroyed, or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

Section 7:                                            Registration of Transfer.  The corporation shall register the transfer of a certificate for shares presented to it for transfer if:

(a)                                                          Endorsement.  The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

(b)                                                         Guarantee and Effectiveness of Signature.  The signature of such person has been guaranteed by a commercial bank or brokerage firm that is a member of the National Association of Securities Dealers and reasonable assurance is given that such endorsements are effective; and

(c)                                                          Adverse Claims.  The corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

(d)                                                         Collection of Taxes.  Any applicable law relating to the collection of taxes has been complied with.

Section 8:                                            Registered Owner.  Prior to due presentment for registration of transfer of a certificate for shares, the corporation may treat the registered owners as the person exclusively entitled to vote, to receive notices, and otherwise to exercise all the rights and powers of a shareholder.

Section 9:                                            Preemptive Rights.  No shareholder or other person shall have any preemptive right whatsoever.

ARTICLE 8:  GENERAL PROVISIONS

Section 1:                                            Dividends and Reserves.

(a)                                                          Declaration and Payment.  Subject to statute and the articles of incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of the corporation.  The declaration and payment shall be at the discretion of the board of directors.

(b)                                                         Record Date.  The board of directors shall fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not more than fifty days prior to the payment date of such dividend, and shall close the stock transfer books for such purpose on such record date.

(c)                                                          Reserves.  By resolution the board of directors may create such reserve or reserves out of the earned surplus of the corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation.  The directors may modify or abolish any such reserve in the manner in which it was created.

Section 2:                                            Books and Records.  The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

Section 3:                                            Checks and Notes.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 4:                                            Fiscal Year.  The fiscal year of the corporation shall be the same as the calendar year.

Section 5:                                            Seal.  The corporation seal (of which there may be one or more exemplars) shall contain the name of the corporation and the name of the state of incorporation.  The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

Section 6:                                            Indemnification and Insurance.  The corporation shall indemnify officers and directors of the corporation and its subsidiaries to the extent permitted by South Carolina law and may insure such persons against liability arising out of or relating to their employment by the corporation in an amount and according to such terms as the Board deems prudent.

Section 7:                                            Resignation.  Any director, committee member, or officer may resign by giving written notice to the president or the secretary.  The resignation shall take effect at the time specified therein, or immediately if no time is specified.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 8:                                            Amendment of Bylaws.

(a)                                                          These bylaws may be altered, amended, or repealed at any meeting of the board of directors at which a quorum is present, by a majority vote of the directors then in office, provided notice of the proposed alteration, amendment, or repeal is contained in a notice of the meeting.

(b)                                                         These bylaws may also be altered, amended, or repealed at any meeting of the shareholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of each class of shares entitled to vote thereon, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.

Section 9:                                            Construction.  Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.  If any portion of these bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

(a)                                                          The remainder of these bylaws shall be considered valid and operative, and

(b)                                                         Effect shall be given to the intent manifested by the portion held invalid or inoperative.

Section 10:                                      Heading.  The headings are for organization, convenience, and clarity.  In interpreting these bylaws, they shall be subordinated in importance to the other written material.

Section 11:                                      Relation to Articles of Incorporation.  These bylaws are subject to, and governed by, the articles of incorporation.